The information in this preliminary prospectus supplement and the accompanying prospectus relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)5

Registration No. 333-144796

SUBJECT TO COMPLETION, DATED MAY 27, 2009

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 6, 2007

11,000,000 Shares

Common Stock

____________

We are offering 11,000,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “TEX.”  On May 26, 2009, the last reported closing sale price of our common stock on the New York Stock Exchange was $15.36 per share.

Concurrent with this offering of common stock, under separate prospectus supplements, we are offering $300 million aggregate principal amount of our     % Senior Notes due 2016 and $150 million aggregate principal amount of our     % Convertible Senior Subordinated Notes due 2015 (or $172.5 million aggregate principal amount of our     % Convertible Senior Subordinated Notes due 2015 if the underwriters exercise their over-allotment option in full).

The underwriters have an option to purchase a maximum of 1,650,000 additional shares to cover over-allotments of shares.

Investing in our common stock involves certain risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as well as the additional risk factors contained in this prospectus supplement beginning on page S-6.

		Price to Public		Underwriting Discounts and Commissions		Proceeds to the Company
Per Share	$		$		$
Total	$		$		$

Delivery of the common stock will be made to purchasers on or about June     , 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Credit Suisse	Citi	UBS Investment Bank

Lead Manager

Morgan Stanley

Co-Managers

Banc of America Securities LLC	CALYON
Dresdner Kleinwort	RBS

The date of this prospectus supplement is                 , 2009.

TABLE OF CONTENTS

Prospectus Supplement

FORWARD-LOOKING STATEMENTS	S-ii	DESCRIPTION OF COMMON STOCK	S-11
SUMMARY	S-1	UNITED STATES FEDERAL TAX CONSIDERATIONS	S-12
RISK FACTORS	S-6	UNDERWRITING	S-15
USE OF PROCEEDS	S-8	LEGAL MATTERS	S-18
CAPITALIZATION	S-9	EXPERTS	S-18
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY	S-10	INCORPORATION OF DOCUMENTS BY REFERENCE	S-19

PROSPECTUS

ABOUT THIS PROSPECTUS	ii	DESCRIPTION OF THE SECURITIES WE MAY ISSUE	4
FORWARD-LOOKING STATEMENTS	iii	DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	v	DESCRIPTION OF THE CAPITAL STOCK	11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	vi	DESCRIPTION OF THE SECURITIES WARRANTS	14
OUR COMPANY	1	PLAN OF DISTRIBUTION	15
USE OF PROCEEDS	2	LEGAL MATTERS	17
RATIO OF EARNINGS TO FIXED CHARGES	3	EXPERTS	17

____________

You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus delivered in connection with this offering. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus delivered in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the shares of common stock only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the shares of common stock. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in the accompanying prospectus from time to time and in one or more offerings, including the offerings described under “Summary—Concurrent Offerings.” Before purchasing any common stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and the additional information described under the heading “Incorporation of Documents by Reference.”

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the sections entitled “Summary” and “Risk Factors,” and the accompanying prospectus, including the documents incorporated therein by reference, contain forward-looking statements that involve certain contingencies and uncertainties, including the concurrent offerings. Generally, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on our current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. For example, the financial outlook in the section entitled “Summary—Recent Developments” is based on our management’s current expectations, estimates, forecasts and projections about the operative environment, economics and markets in which we operate. These statements are subject to important risks and uncertainties, which are difficult to predict and actual results could differ materially from those statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

•

our business is cyclical and weak general economic conditions, particularly in the key industries we serve, may affect the sales of our products and financial results;

•

uncertainties regarding the duration or severity of the current global economic downturn and disruptions in the financial markets;

•

our ability to access the capital markets to raise funds and provide liquidity;

•

our business is sensitive to fluctuations in government spending;

•

our business is very competitive and may be affected by our cost structure, pricing, product initiatives and other actions taken by competitors;

•

a material disruption to one of our significant facilities;

•

our retention of key management personnel;

•

the financial condition of suppliers and customers, and their continued access to capital;

•

our ability to obtain parts and components from suppliers on a timely basis at competitive prices;

•

our ability to timely manufacture and deliver products to customers;

•

the need to comply with restrictive covenants contained in our debt agreements;

•

our business is global and subject to changes in exchange rates between currencies, as well as international politics, particularly in developing markets;

•

the effects of changes in laws and regulations;

•

possible work stoppages and other labor matters;

•

compliance with applicable environmental laws and regulations;

•

litigation and product liability claims and other liabilities;

•

investigations by the United States Securities and Exchange Commission and the Department of Justice;

•

our implementation of a global enterprise system and its performance;

•

our expectations regarding the size and terms of the concurrent offerings of senior notes and convertible senior subordinated notes, each of which may not occur; and

•

other factors, including those identified under the caption “Risk Factors.”

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained in this prospectus supplement speak only as of the date of this prospectus supplement and the forward-looking statements contained in the documents incorporated herein by reference speak only as of the date of the respective documents. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained or incorporated by reference in this prospectus supplement to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which we have based any forward-looking statement, except as required by law.

S-ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement.  This summary is not complete and may not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus supplement carefully, including the “Risk Factors” section and the financial statements and notes to these financial statements contained or incorporated by reference in this prospectus supplement or in our filings with the Securities and Exchange Commission.  All references in this prospectus supplement to “we,” “us,” “our,” “Terex” or the “Company” mean Terex Corporation and its subsidiaries, unless indicated otherwise and references to “dollars” and “$” are to United States dollars.  All financial information included or incorporated by reference herein excludes discontinued operations, unless the context otherwise requires or where otherwise indicated.  In this prospectus supplement, including financial information incorporated by reference herein, we refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles, or GAAP.

Our Company

We are a diversified global manufacturer of capital equipment with a mission to deliver value-added offerings that meet or exceed our customers’ current and future needs.  We manufacture a broad range of equipment for use in the construction, infrastructure, quarrying, recycling, mining, shipping, transportation, refining, utility and maintenance industries.  We operate in four reportable segments: (i) Terex Aerial Work Platforms; (ii) Terex Construction; (iii) Terex Cranes; and (iv) Terex Materials Processing & Mining. Our products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide.

We have grown since our incorporation in 1986, achieving $9.9 billion of net sales in 2008, up from $9.1 billion of net sales in 2007.  For further discussion of our sales, see “—Recent Developments—Financial Outlook.”  While much of our historic growth had been achieved through acquisitions, a majority of our recent growth has been generated from existing operations.  Since 2004, we have focused on becoming a superb operating company under the Terex franchise.  As we have grown, our business has become increasingly international in scope, with products manufactured in North and South America, Europe, Australia and Asia and sold worldwide.  We are focusing on expanding our business globally, with an increased emphasis on developing markets such as China, India, Russia, the Middle East, Africa and Latin America.

We also continue to focus on integrating the companies that we have acquired.  In the past, we operated in a decentralized manner.  However, we have increasingly coordinated our operations to improve our business.  We are becoming a more unified operating company, one that combines the strengths of many different people, products and technologies under one global umbrella.

Terex Aerial Work Platforms

Our Aerial Work Platforms segment designs, manufactures, markets and refurbishes aerial work platform equipment, telehandlers, power equipment, construction trailers and utility equipment.  Construction, building maintenance, government and utility customers use these products to build and/or maintain large physical assets and structures, construct and maintain utility lines, trim trees and for other commercial operations.  Additionally, we own much of the North American distribution channel for our utility products group and operate a fleet of rental utility products in the United States and Canada.

Terex Construction

Our Construction segment designs, manufactures and markets heavy and compact construction equipment, asphalt and concrete equipment, landfill compactors and bridge inspection equipment.  Construction, logging, mining, industrial and government customers use these products in construction and infrastructure projects, in coal, minerals, sand and gravel operations and to build roads.

Terex Cranes

Our Cranes segment designs, manufactures and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, truck-mounted cranes (boom trucks and loading cranes) and telescopic container stackers.  These products are used primarily for construction, repair and maintenance of infrastructure, building and manufacturing facilities.

Terex Materials Processing & Mining

Our Materials Processing & Mining segment designs, manufactures and markets crushing and screening equipment, hydraulic mining excavators, highwall mining equipment, high capacity surface mining trucks, drilling equipment and other products. Construction, mining, quarrying and government customers use these products in construction and commodity mining.

We also assist customers in their rental, leasing and acquisition of our products through Terex Financial Services, Inc.

On January 1, 2009, we realigned certain operations in an effort to capture market synergies and streamline our cost structure.  The Roadbuilding businesses, formerly part of our Roadbuilding, Utility Products and Other (“RBUO”) segment, are now consolidated within the Construction segment.  The Utility Products businesses, formerly part of the RBUO segment, are now consolidated within the Aerial Work Platforms segment.  Additionally, our truck-mounted articulated hydraulic crane line of business produced in Delmenhorst and Vechta, Germany, formerly part of the Construction segment, is now consolidated within the Cranes segment.  Certain other businesses that were included in the RBUO segment are now reported in Corporate and Other, which includes eliminations among our segments.

We view our purpose as making products that will be used to improve the lives of people around the world.  Our vision focuses on our commitments to our core constituencies of customers, stakeholders and team members by providing our customers with a superior ownership experience, our stakeholders with a profitable enterprise that increases value, and our team members with a preferred place to work.

Competitive Strengths

We believe our competitive strengths, together with our balanced and comprehensive business strategy, provide us with the flexibility and capability to achieve our goals.

Diversified and Balanced Revenue Base

Our business is highly diversified by products, end markets and geography.  For the three months ended March 31, 2009, our Aerial Work Platforms, Construction, Cranes and Materials Processing & Mining segments accounted for approximately 17%, 20%, 35% and 28%, respectively, of total net sales, before eliminations.

Given our global scale, we benefit from strong growth in our markets outside of the United States and Canada, with sales in these markets accounting for approximately 65% of our total net sales for the year ended December 31, 2008.  While we have developed a geographically diverse revenue base with approximately 38% of our revenues for the year ended December 31, 2008 derived from the Americas, 42% from Europe, Africa and the Middle East and 20% from Asia and Australia, our long-term goal is a revenue base of 1/3 of our revenue from the Americas, 1/3 from Europe, Africa and the Middle East and 1/3 from Asia and Australia.

We remain focused on expanding the geographic reach of our businesses, emphasizing developing areas, including China, India, Russia, the Middle East, Africa and Latin America, which together accounted for more than 23% of our sales for the year ended December 31, 2008.  While no market is immune to the effects of the current global financial and economic situation, we believe that developing markets will prove to be attractive places in which to operate and do business in the decades to come.

Leading Positions in Certain Construction Equipment Markets

We compete and maintain leading market positions in certain construction equipment markets.  Our markets are often characterized by high fragmentation with fewer well-capitalized participants, thereby enabling us to differentiate ourselves through our scale, diverse product offering and breadth of services.  Additionally, in many markets we compete with smaller niche participants or with industrial conglomerates where construction equipment is not the primary focus, resulting in less direct competition with larger global construction equipment competitors.

Driving Operating Excellence

Driving operating excellence across the entire value chain is vital to our delivering high quality, reliable products on time and at a low cost to our customers.  This means working with our suppliers to cut lead times and increase inventory turnover, improving the quality of our existing and new products, improving our order entry and scheduling activities, and developing effective management systems for all of our processes, products and people.  To achieve operating excellence in the supply chain, in design and in manufacturing, we promote a culture of continuous improvement and removing waste (anything that does not add value) at every organizational level of the Company, and we have established Terex learning centers to teach these principles to key team members throughout the Company.

Proven Ability to Identify and Integrate Acquisitions

We have a history of successfully identifying and integrating acquisitions and continue to selectively consider acquisitions that meet our criteria, while maintaining our highly selective approach to acquisition opportunities.  Over the last ten years, we have identified and successfully integrated over 30 acquisitions.  We believe our scale, diversification and integration expertise allow us to consummate acquisitions resulting in synergies, high returns on invested capital and strong free cash flow generation.

Recent Developments

Financial Outlook

We continue to experience many challenges in the current operating environment, as the deterioration in the fundamentals of the global economy, combined with the global credit constriction, is having a more significant impact on our business.  Each of our segments experienced significantly weaker results in the first quarter of 2009 than in the comparable period in 2008.  The turmoil from the global credit crisis and economic slowdown has quickly and deeply impacted sales for both the Company and the industry as a whole, with certain businesses down almost 75% from year ago levels.  As a result, we continue to aggressively target and implement cost reduction activities.  We are realigning our businesses for the current demand environment by reducing headcount, lowering production levels and production capacity, and consolidating facilities.

The global economy remains under stress and our expectations for the remainder of 2009 have been lowered as we expect the remainder of 2009 to continue to be challenging.  The depth and duration of the global economic decline is not known, although some stability is beginning to develop in a number of our businesses.  While we remain confident that our strategy of product and geographic diversity is the right one to deliver positive shareholder returns for the long term, the current environment presents unique challenges.

In response to the present economic environment, we have taken and will continue to take aggressive actions to reduce costs and preserve cash in all of our businesses.  These actions have already resulted in a $208 million quarterly manufacturing and selling, general and administrative spending reduction, as compared to peak spending levels in the second quarter of 2008, with a target to exceed a per quarter spending reduction of $300 million by year-end 2009.

The marketplace for each of our businesses is somewhat different, but there is a common approach we are taking throughout the Company.  In the remainder of 2009, we will be managing our business even more aggressively than normal for cash.  We are operating with a build-to-order approach as we tightly manage inventory levels.  All of our businesses are working closely with our suppliers to minimize raw material deliveries and with our customers and dealers to confirm existing orders in an effort to minimize the level of inventory in the distribution channel.  We continue to operate at reduced production levels, in many instances at levels well below current demand, with the primary objective to reduce inventory.  We believe that this strategy, along with significant reductions in production scheduling, should generate significant cash flow from operations during the remainder of 2009.  We continue to expect to reduce inventory levels by more than $500 million by the end of 2009 as compared to year-end 2008.  With the actions we are taking to reduce costs and increase cash generated from operations together with the net proceeds from this offering and the concurrent offerings, we expect to have sufficient liquidity to execute our key business plans.

Uncertainty around the depth and duration of the current economic decline makes it difficult to forecast our expectations for the remainder of 2009 with a reasonable degree of certainty.  However, we are planning for continued softness in demand as a result of weak global end markets, combined with continued constrained credit availability worldwide.  We expect our overall 2009 net sales to decline in the range of 40%-45% as compared to 2008, approximately 14% of which is the estimated translation effect of foreign currency exchange rate changes.

In light of the increasing weakness in market conditions, mainly in the Construction and Aerial Work Platforms Segments, ongoing significant restructuring activities and related charges, the reserve for the proposed SEC settlement, and our continued focus on operating the business for cash instead of earnings, we have limited visibility as to when our markets will begin to stabilize and are not providing any guidance or assurance regarding our earnings performance for the second quarter of 2009 or the balance of 2009 at this time.

SEC Investigation

On May 27, 2009, we filed a Current Report on Form 8-K (which is incorporated by reference in this prospectus supplement) with respect to a proposed settlement of the previously disclosed private investigations by the SEC into our accounting and certain transactions involving us and our subsidiaries, on the one hand, and United Rentals, Inc., on the other, in 2000 and 2001.

Bank Facility Amendment

We are currently seeking an amendment to our bank credit facility.  Pursuant to the amendment, we would reduce our domestic revolving credit commitments under the credit facility by $150 million, prepay approximately $58.5 million principal amount of our term loans under the credit facility, and increase the interest rates charged under our credit facility.  The amendment would also eliminate certain existing financial covenants dealing with our consolidated leverage ratio and consolidated fixed charge coverage ratio, and instead require us to (a) maintain liquidity (as defined in the amendment) of not less than $250 million on the last day of each fiscal quarter through June 30, 2011, and (b) thereafter, maintain a senior secured leverage ratio (as defined in the amendment) not in excess of 3.50 to 1.00 at the end of each fiscal quarter, with the ratio declining to 3.00 to 1.00 effective October 1, 2012 and to 2.50 to 1.00 effective October 1, 2013.  Under the amendment, at any time on or prior to June 30, 2011, if our consolidated leverage ratio is greater than 2.50 to 1.00, we will be prohibited from repurchasing shares of our common stock, paying dividends or redeeming or making payments on debt (other than regularly scheduled payments of debt and debt under our bank credit facility). Pursuant to the amendment, we added flexibility in various restrictive covenants and also agreed to provide certain collateral to secure our obligations under the credit facility.  The amendment also includes certain other technical changes.  The effectiveness of the amendment is conditioned on our successful completion of this offering, the senior notes offering and/or the convertible senior subordinated notes offering, with proceeds of at least $300 million in the aggregate from any or all such offerings.

Concurrent Offerings

Concurrently with this offering, under separate prospectus supplements, we intend to offer up to $150 million aggregate principal amount of our     % Convertible Senior Subordinated Notes due 2015 (or $172.5 million if the underwriters exercise their over-allotment option with respect to that offering in full) and up to $300 million aggregate principal amount of our     % Senior Notes due 2016.  We intend to use the net proceeds of this offering, the offering of convertible senior subordinated notes and the offering of senior notes for the repayment of certain indebtedness and general corporate purposes as described in “Use of Proceeds.”

Other Information

Our principal executive offices are located at 200 Nyala Farm Road, Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

The Offering

Issuer

Terex Corporation

Common stock offered

11,000,000 shares1 (12,650,000 shares if the underwriters exercise their over-allotment option with respect to the offering in full)

Option to purchase additional shares

We have granted the underwriters an option exercisable for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,650,000 shares of common stock at the public offering price, less the underwriting discount, to cover over-allotments, if any.

Common stock to be outstanding after the offering

105.4 million shares (107.1 million shares if the underwriters exercise their over-allotment option with respect to the offering in full)

Use of Proceeds

We intend to use the net proceeds from this offering, and the concurrent offerings of convertible senior subordinated notes and senior notes (including any proceeds resulting from any exercise by the underwriters of their over-allotment option for the convertible senior subordinated notes offering) for the repayment of existing debt, fees and expenses and general corporate purposes. See “Use of Proceeds.”

Risk Factors

Your investment in our common stock will involve certain risks. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should consider carefully before deciding to invest in shares of our common stock.

New York Stock Exchange Symbol

TEX

For more complete information about our common stock, see the “Description of Common Stock” section of this prospectus supplement.

___________________

1

The number of shares of common stock that will be outstanding after this offering is based on the number of shares outstanding on March 31, 2009, and assumes no exercise of stock options granted to our employees, of which approximately 1.2 million shares were exercisable at a weighted average exercise price of $18.11 as of March 31, 2009, and excludes 106,808 shares reserved for future option grants and shares reserved for issuance upon conversion of the convertible senior subordinated notes offered concurrently with this offering. In addition, pursuant to the Terex Corporation 2009 Omnibus Incentive Plan approved by our stockholders on May 14, 2009, a maximum of 3,000,000 additional shares of our common stock may be reserved for issuance to our employees in connection with equity awards made under this plan.

RISK FACTORS

You should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors set forth below before deciding to invest in the common stock.  Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business or financial performance.  This prospectus supplement and the accompanying prospectus contain or incorporate statements that constitute forward-looking statements regarding, among other matters, our intent, belief or current expectations about our business.  These forward-looking statements are subject to risks, uncertainties and assumptions.  See “Forward-Looking Statements” on page S-ii of this prospectus supplement.

Risks Related to This Offering and Our Common Stock

We reported a net loss for the first quarter of 2009 and remain subject to the effects of the global economic downturn.

During the first quarter of 2009, we recorded a net loss of $74.9 million.  We believe our results will continue to be adversely affected by the global economic downturn, which has materially and adversely affected sales for our industry.  In light of the increasing weakness in market conditions, mainly in the Construction and Aerial Work Platforms Segments, ongoing significant restructuring activities and related charges, the reserve for the proposed SEC settlement, and our continued focus on operating the business for cash instead of earnings, we have limited visibility as to when our markets will begin to stabilize and are not providing any guidance or assurance regarding our earnings performance for the second quarter of 2009 or the balance of 2009 at this time. For additional information concerning our current operating and market conditions, see “Summary—Recent Developments—Financial Outlook” beginning on page S-3 of this prospectus supplement.

The price of our common stock has fluctuated and may continue to fluctuate, which may make it difficult for you to resell the common stock when you want or at prices you find attractive.

The market price and volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding our operations, business prospects or liquidity.  During the period from January 1, 2008 to May 26, 2009, our common stock has fluctuated from a high of $76.25 per share to a low of $7.34 per share. In addition to the risk factors discussed in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus supplement, the price and volume volatility of our common stock may be affected by:

•

operating results that vary from expectations of management, securities analysts and investors;

•

developments in our business or in our industry generally;

•

regulatory changes affecting our industry generally or our business and operations;

•

the operating and securities price performance of companies that investors consider to be comparable to us;

•

announcements of strategic developments, acquisitions and other material events by us or our competitors; and

•

changes in global financial and economic markets and general market conditions, such as interest or foreign exchange rates, commodity and equity prices, availability of credit, asset valuations, and volatility.

The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies.  These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under the heading “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock.  Concurrently with this offering, in the offering of convertible senior subordinated notes, we are offering up to $150 million aggregate principal amount of our    % Convertible Senior Subordinated Notes due 2015 (or $172.5 million aggregate principal amount of our    % Convertible Senior Subordinated Notes due 2015 if the underwriters exercise their over-allotment option in full), which, based on the initial conversion rate and assuming no exercise of the underwriters’ over-allotment option, would be convertible into an aggregate of    shares of our common stock.  We also may be required to issue approximately 1.2 million additional shares of our common stock to our employees upon the exercise of options previously granted by the Company that are currently outstanding.  A further 106,808 shares are reserved for future option grants. In addition, pursuant to the Terex Corporation 2009 Omnibus Plan approved by our stockholders on May 14, 2009, a maximum of 3,000,000 additional shares of our common stock may be reserved for issuance to our employees in connection with equity awards made under this plan. The issuance of additional shares of our common stock in this offering and in connection with conversions of the convertible senior subordinated notes offered concurrently herewith, or other issuances of our common stock or convertible securities, including outstanding options and warrants, or otherwise, will dilute the ownership interest of our common stockholders.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market, or any hedging or arbitrage trading activity that may develop involving our common stock as a result of the concurrent offering of convertible senior subordinated notes, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.  We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Current global financial conditions could adversely affect the availability of new financing, our operations and the trading price of our common stock.

Current global financial conditions have been characterized by increased market volatility.  Several financial institutions have either gone into bankruptcy or have had to be capitalized by governmental authorities.  Access to public financing has been negatively impacted by both the rapid decline in value of sub-prime mortgages and the liquidity crisis affecting the asset-backed commercial paper market.  These factors may adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us.

Additionally, these factors, as well as other factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses.  If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of our common stock may be adversely affected.

Provisions in our organizational documents and Delaware law may discourage a change of control.

Certain provisions in our restated certificate of incorporation and amended and restated bylaws may have the effect of discouraging a change of control, which, under certain circumstances, could reduce the market price of our common stock.  For example, our restated certificate of incorporation authorizes our board of directors to issue shares of preferred stock to which special rights may be attached, including voting and dividend rights. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.  In addition, certain other provisions of our corporate documents regarding special meetings of stockholders, advance notice requirements for stockholder director nominations and amendments of our restated certificate of incorporation and bylaws may also discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law which impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders.

Cash dividends may not be paid on our common stock.

Our ability to pay dividends on our common stock is limited under the terms of our existing debt agreements.  In addition, Delaware law generally restricts us from paying dividends in circumstances where the payment would make our liabilities exceed our assets or where the payment would make us unable to pay our debts as they become due.  If we do not pay dividends for any reason, your shares of our common stock could become less liquid and the market price of our common stock could decline.

We do not plan on paying dividends on our common stock in the near term.  Instead, we intend to retain any earnings to repay indebtedness and to fund the development and growth of our business.  Any future payments of cash dividends will depend on our financial condition, capital requirements and earnings, as well as other factors that our board of directors may consider.

USE OF PROCEEDS

The net proceeds from this offering of our common stock will be approximately $      million (or $      million if the underwriters’ over-allotment option is exercised in full), after deducting the underwriting discount and our estimated expenses for the offering.  We intend to use the net proceeds from the sale of the common stock together with the net proceeds from the concurrent offerings of convertible senior subordinated notes and senior notes, first, to pay down all outstanding amounts under the domestic portion of the revolving credit component of our bank credit facility, which fluctuates day-to-day but was $139.5 million as of May 26, 2009 and $81.5 million as of March 31, 2009, second, to pay down approximately $58.3 million principal amount of our term loans under our bank credit facility and, third, for our general corporate purposes.  Amounts outstanding under our revolving credit facility may be reborrowed.  The interest rate under our revolving credit facility is variable and the weighted average interest rate on the outstanding portion of this revolving credit component was 3.37% as of May 26, 2009 and 4.25% as of March 31, 2009.  Upon effectiveness of the proposed amendment to our bank credit facility, the average interest rate under our revolving credit facility will increase by approximately 1%.  Our revolving credit facility will be available through July 14, 2012.  We currently have term loans outstanding under our bank credit facility, which will mature on July 14, 2013.  Term loans under our bank credit facility bear interest at a rate of LIBOR plus 2.75%.  The weighted average interest rate on these terms loans was 3.97% as of May 26, 2009 and 3.97% as of March 31, 2009.  Upon effectiveness of the proposed amendment to our bank credit facility, the average interest rate on these term loans will increase by approximately 1%.  See “Capitalization.”

CAPITALIZATION

The following table shows our cash and cash equivalents and our capitalization as of March 31, 2009 on:

•

an actual basis; and

•

an as adjusted basis to give effect to this offering (assuming no exercise of the underwriters’ over-allotment option), the concurrent offerings of convertible senior subordinated notes and senior notes (assuming no exercise of the underwriters’ over-allotment option in the convertible senior subordinated notes offering) and the application of the net proceeds from this offering and the concurrent offerings of convertible senior subordinated notes and senior notes for the repayment of certain indebtedness as described in “Use of Proceeds.”

This table should be read together with our “Risk Factors” included in this prospectus supplement and the consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement.  The actual size of this offering and the concurrent offerings may vary from the amounts set forth below and the use of proceeds may change accordingly.

	As of March 31, 2009
(unaudited, dollars in millions)	Actual	As Adjusted for this Offering and for the Concurrent Convertible Senior Subordinated Notes and Senior Notes Offerings
Cash and cash equivalents	$344.3	$794.0
Debt:
7-3/8% Senior Subordinated Notes due 2014	$298.7	$298.7
8% Senior Subordinated Notes due 2017	800.0	800.0
Senior notes offered concurrently	—	292.9	(1)
Convertible senior subordinated notes offered concurrently	—	150.0	(2)
Bank credit facility – term debt (3)	194.5	136.2
Bank credit facility – revolving credit facility (4)	81.5	—
Notes payable	102.3	102.3
Capital lease obligations	5.8	5.8
Total debt	$1,482.8	$1,785.8

Stockholders’ equity:
Common stock, $0.01 par value—300.0 million shares authorized, 107.5 million shares issued, 94.4 million shares outstanding, actual; 300.0 million shares authorized, 118.5 million shares issued, 105.4 million shares outstanding, as adjusted	$1.1	$1.2
Additional paid-in capital	1,042.4	1,203.3
Retained earnings	1,281.8	1,281.8
Accumulated other comprehensive income (loss)	(156.7)	(156.7)
Less cost of shares of common stock in treasury; 13.1 million shares	(598.8)	(598.8)
Total Terex Corporation stockholders’ equity	1,569.8	1,730.7
Total capitalization	$3,052.6	$3,516.6

(1)

Assumes the proceeds from the $300 million in aggregate principal amount of the senior notes offered concurrently at an issue price of 97.625%.

(2)

Under FSP APB 14-1, Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Including Partial Cash Settlement), a debt discount would have been recorded for the convertible senior subordinated notes offered concurrently, reducing outstanding debt and increasing stockholders’ equity in an equal amount. This discount is not reflected in the amounts shown in the table.

(3)

Our 2006 bank credit facility provided us with an initial term loan of $200 million.  The 2006 bank credit facility also provides for incremental loan commitments of up to $300 million, which may be extended at the option of the lenders thereunder in the form of revolving credit loans, term loans or a combination of both.

(4)

Our 2006 bank credit facility provides us with a revolving line of credit of up to $700 million. Under the proposed amendment to our bank credit facility, this revolving line of credit would decrease to up to $550 million. The 2006 bank credit facility includes facilities for issuance of letters of credit. Letters of credit issued under the 2006 bank credit facility letter of credit facilities decrease availability under the revolving line of credit. The 2006 bank credit facility also provides for incremental loan commitments of up to $300 million, which may be extended at the option of the lenders thereunder in the form of revolving credit loans, term loans or a combination of both. As of May 26, 2009, the revolving credit facility had outstanding borrowings of $139.5 million.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “TEX.”  On December 19, 2006, our common stock was added to the Standard & Poor’s (“S&P”) 500 Index.  On November 5, 2008, our common stock was removed from the S&P 500 Index and was added to the S&P MidCap 400 Index.

The following table sets forth the range of high and low prices reported for our common stock as quoted on the New York Stock Exchange for the periods indicated:

Year ended December 31, 2007	High	Low
First quarter	$73.25	$54.75
Second quarter	86.99	70.60
Third quarter	96.94	66.24
Fourth quarter	90.75	56.20

Year ended December 31, 2008 First quarter	$72.15	$46.50
Second quarter	76.25	50.46
Third quarter	54.19	28.22
Fourth quarter	30.44	8.97

Year ending December 31, 2009 (through May 26, 2009) First quarter	$21.11	$7.34
Second quarter (through May 26, 2009)	$17.92	$8.90

The last reported sale of our common stock on the New York Stock Exchange on May 26, 2009 was $15.36 per share.  As of February 19, 2009, there were 1,112 stockholders of record of our common stock.

No dividends were declared or paid as of the date of this prospectus supplement in 2009, nor during the 2008 or 2007 calendar years.  Certain of our debt agreements contain restrictions as to the payment of cash dividends to stockholders.  In addition, Delaware law limits payment of dividends.  We intend generally to retain earnings, if any, to fund the development and growth of our business, pay down debt or repurchase stock.  We may consider paying dividends on our common stock at some point in the future, subject to the limitations described above.  Any future payments of cash dividends will depend upon our financial condition, capital requirements and earnings, as well as other factors that our board of directors may deem relevant.  See “Risk Factors—Risks Related to This Offering and Our Common Stock.”

DESCRIPTION OF COMMON STOCK

Please read the information discussed under the heading “Description of the Capital Stock—Common Stock” beginning on page 11 of the accompanying prospectus. As of March 31, 2009, we had 300.0 million shares of authorized common stock, par value $0.01 per share, of which 94.4 million shares were outstanding.

Upon completion of this offering, 105.4 million shares of our common stock will be outstanding (107.1 million shares if the underwriters exercise their over-allotment option with respect to the offering in full), based on the number of shares outstanding on March 31, 2009 (assuming no exercise of stock options granted to our employees, of which approximately 1.2 million shares were exercisable at a weighted average exercise price of $18.11 as of March 31, 2009, and excluding 106,808 shares reserved for future option grants and       shares reserved for issuance upon conversion of the convertible senior subordinated notes offered concurrently herewith based on the initial conversion rate and assuming no exercise of the underwriters’ over-allotment option for that offering). In addition, pursuant to the Terex Corporation 2009 Omnibus Incentive Plan approved by our stockholders on May 14, 2009, a maximum of 3,000,000 additional shares of our common stock may be reserved for issuance to our employees in connection with equity awards made under this plan. See “Risk Factors—Risks Related to This Offering and Our Common Stock—There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.”

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary is a general discussion of the material United States federal income and estate tax consequences of purchasing, owning and disposing of our common stock by a non-U.S. holder that acquires our common stock pursuant to this offering.  This discussion is limited to non-U.S. holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  As used in this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•

an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•

a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes);

•

an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion does not consider:

•

U.S. federal gift tax consequences, or U.S. state or local or non-U.S. tax consequences;

•

specific facts and circumstances that may be relevant to a particular non-U.S. holder’s tax position;

•

the tax consequences for the shareholders, partners, or beneficiaries of a non-U.S. holder;

•

special tax rules that may apply to particular non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, hybrid entities, certain former citizens or former long-term residents of the United States, broker-dealers, and traders in securities; or

•

special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the shares of our common stock purchased in the offering, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.  Partnerships and partners should consult their tax advisors about the United States federal income and estate tax consequences of purchasing, owning, and disposing of our common stock.

The following discussion is based on provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis.  Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations with respect to acquiring, owning and disposing of shares of our common stock.

Dividends

As discussed under “Price Range of Common Stock and Dividend Policy” above, we do not currently expect to make distributions with respect to our common stock.  In the event that we do make distributions on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.  To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and first reduce the non-U.S. holder’s basis in our common stock (but not below zero) and then will be treated as gain from the sale of our common stock.

We will have to withhold U.S. federal income tax at a rate of 30%, or a lower rate under an applicable income tax treaty, from the gross amount of the dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.  Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

In order to claim the benefit of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed U.S. Internal Revenue Service Form W-8BEN (or other applicable form) in accordance with the applicable certification and disclosure requirements.  Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock.  A non-U.S. holder that satisfies the requirements for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the U.S. Internal Revenue Service.  Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the manner of claiming the benefits.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty are attributable to a permanent establishment in the United States) are taxed on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder were a resident of the United States.  In such cases, we will not have to withhold U.S. federal income tax if the non-U.S. holder provides a properly executed U.S. Internal Revenue Service Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements.  In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on a foreign corporation that has earnings and profits (attributable to dividends or otherwise) that are effectively connected with the conduct of a trade or business in the United States.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax or any withholding thereof with respect to gain realized on a sale or other disposition of our common stock unless one of the following applies:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); in these cases, the non-U.S. holder will generally be taxed on its net gain derived from the disposition at the regular graduated rates in the same manner as if the non-U.S. holder were a resident of the United States and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax (even though the non-U.S. holder is not considered a resident alien under the Code); or

•

our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or a “USRPHC,” for U.S. federal income tax purposes at any time during the shorter of the 5-year period ending on the date you dispose of our common stock or the period you held our common stock.  Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.  We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC.  However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, and, therefore, U.S. federal estate tax may be imposed with respect to the value of such stock, unless an applicable estate tax or other treaty provides otherwise.

Information Reporting and Backup Withholding Tax

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the tax withheld from those dividends.  These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty.  Copies of the information returns reporting those dividends and withholding may also be made available under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder is a resident.

Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on reportable payments on common stock.  The gross amount of dividends paid to a non-U.S. holder that fails to certify its non-U.S. holder status in accordance with applicable U.S. Treasury regulations generally will be reduced by backup withholding at the applicable rate (currently 28%), unless the 30% rate (or such lower rate as may be specified by an applicable income tax treaty) of withholding described above applies.

The payment of the proceeds of the sale or other disposition of common stock by a non-U.S. holder to or through the U.S. office of any broker, U.S. or non-U.S., generally will be reported to the IRS and reduced by backup withholding, unless the non-U.S. holder either certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption.  The payment of the proceeds from the disposition of common stock by a non-U.S. holder to or through a non-U.S. office of a non-U.S. broker will not be reduced by backup withholding or reported to the IRS, unless the non-U.S. broker has certain enumerated connections with the United States.  In general, the payment of proceeds from the disposition of common stock by or through a non-U.S. office of a broker that is a U.S. person or has certain enumerated connections with the United States will be reported to the IRS and may be reduced by backup withholding unless the broker receives a statement from the non-U.S. holder that certifies its status as a non-U.S. holder under penalties of perjury or the broker has documentary evidence in its files that the holder is a non-U.S. holder.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.  These backup withholding and information reporting rules are complex and non-U.S. holders are urged to consult their own tax advisors regarding the application of these rules to them.

The foregoing discussion of U.S. federal income and estate tax considerations is general information only and is not tax advice.  Accordingly, you should consult your own tax advisor as to the particular tax consequences to you of purchasing, holding or disposing of our common stock, including the applicability and effect of any federal, state, local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated May       , 2009, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC are acting as representatives, the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
UBS Securities LLC
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Calyon Securities (USA) Inc.
Dresdner Kleinwort Securities LLC
RBS Securities Inc.
Total

The underwriting agreement provides that the underwriters are obligated to purchase all the shares in the offering if any are purchased, other than those shares covered by the over-allotment option described below.  The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted the underwriters an option exercisable for a period of 30 days from the date of this prospectus supplement to purchase up to 1,650,000 additional shares of common stock at the public offering price, less the underwriting discount, to cover over-allotments, if any.

The underwriters propose to offer the shares directly to the public at the offering price set forth on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $             per share of common stock.  The underwriters and selling group members may allow a discount of $             per share of common stock on sales to other broker/dealers.  After the initial public offering of the shares, the representatives may change the public offering price and concession and discount to broker/dealers.

The following table summarizes the compensation and estimated expenses we will pay:

		Per Share				Total
		Without Over-allotment		With Over-allotment		Without Over-allotment		With Over-allotment
Underwriting Discounts and Commissions paid by us	$		$		$		$
Expenses payable by us	$		$		$		$

We estimate that our out of pocket expenses for this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $300,000.

We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in that respect.

Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.  In particular, each of the representatives is a co-lead arranger and joint bookrunner, UBS Securities LLC is the syndication agent, an affiliate of Credit Suisse Securities (USA) LLC is the administrative agent and collateral agent, affiliates of Banc of America Securities LLC and Calyon Securities (USA) Inc. are co-documentation agents and an affiliate of each of the underwriters is a lender under our bank credit facility, certain outstanding borrowings of which will be repaid with the net proceeds from this offering. See “Use of Proceeds.”

We intend to use more than 10% of the net proceeds from the sale of the common stock to repay indebtedness owed by us to affiliates of the underwriters.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 90 days after the date of this prospectus supplement.  The foregoing, will not prohibit us from issuing or selling our common stock as contemplated herein, issuing our    % Convertible Senior Subordinated Notes due 2015 or the underlying shares issuable upon conversion of such    % Convertible Senior Subordinated Notes due 2015, granting or awarding stock options, performance shares or other stock-based compensation pursuant to the terms of a plan approved by our board of directors, issuing common stock pursuant to the exercise of such stock options or the exercise of any other employee stock options issued pursuant to a plan approved by our board of directors or issuing common stock in connection with any strategic acquisition, amalgamation, merger or other transaction (“Merger Securities”) to which the Company may become party up to a maximum number of shares in the aggregate of 5% of our shares of common stock outstanding after giving effect to this transaction; provided that, for purposes of this paragraph, any Merger Securities issued shall remain subject to the 90 day restriction period set forth above.

Our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement.  The foregoing sentence shall not apply to the sale of common stock to us to the extent the proceeds are used by the director or officer to pay taxes attributable to the vesting of share awards or to pay the exercise price upon the exercise of stock options.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

•

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the shares or preventing or retarding a decline in the market price of the shares.  As a result the price of the shares may be higher than the price that might otherwise exist in the open market.  These transactions if commenced, may be discontinued at any time.

Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the shares directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the shares, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of shares to the public in that Member State, except that it may, with effect from and including such date, make an offer of shares to the public in that Member State:

at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the shares in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

The shares have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representatives may agree to allocate shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by Bryan Cave LLP, New York, New York. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated, in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports and other information at the Securities and Exchange Commission’s Public Reference Room at Station Place, 100 F Street NE, Washington, D.C. 20549.  You can call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room.  You can access this material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed and through the Securities and Exchange Commission’s web site at http://www.sec.gov.

The Securities and Exchange Commission allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information that we file with the Securities and Exchange Commission.  This allows us to disclose important information to you by referring to those filed documents.  Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus, and any information that we file with the Securities and Exchange Commission after the date of this prospectus supplement will automatically update and supersede this information.

We are incorporating by reference the documents listed below, and all documents that we file after the date of this prospectus supplement with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the common stock that may be offered by this prospectus supplement:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•

Our definitive proxy materials on Schedule 14A as filed with the SEC on March 31, 2009;

•

Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2009; and

•

Our Current Reports on Form 8-K (to the extent that the information contained therein was filed with, and not furnished to, the SEC) as filed with the SEC on February 25, 2009, March 4, 2009, March 12, 2009, April 1, 2009, May 18, 2009 and May 27, 2009.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number: Terex Corporation, Attention: Investor Relations Department, 200 Nyala Farm Road, Westport, Connecticut 06880; telephone (203) 222-7170.

You may also obtain a copy of these filings from our Internet web site at http://www.terex.com.  Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus supplement by reference and should not be considered a part of this prospectus supplement.

Prospectus

TEREX CORPORATION

Debt Securities

Preferred Stock

Securities Warrants

Common Stock

Depositary Shares

Guarantees of Debt Securities

          We may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries.

          We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference before you make your investment decision.

          Our common stock is quoted on the New York Stock Exchange under the symbol “TEX.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

          Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2007.

i

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules. Under the shelf registration rules, using this prospectus, together with any prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus.

          In this prospectus “Terex,” “we,” “us,” “our” and the “Company” refer to Terex Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

          This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find Additional Information” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

          You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

          This prospectus, any prospectus supplement and any documents we incorporate by reference may include forward looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding future events or our future financial performance that involve certain contingencies and uncertainties. In addition, when included in this prospectus, any prospectus supplement or any documents incorporated herein by reference, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

•	our businesses are highly cyclical and weak general economic conditions may affect the sales of our products and financial results;

•	our business is sensitive to fluctuations in interest rates and government spending;

•	our ability to successfully integrate acquired businesses;

•	our retention of key management personnel;

•	our businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors;

•	the effects of changes in laws and regulations;

•	our business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics;

•	our continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices;

•	the financial condition of suppliers and customers, and their continued access to capital;

•	our ability to timely manufacture and deliver products to customers;

•	possible work stoppages and other labor matters;

•	our debt outstanding and the need to comply with restrictive covenants contained in our debt agreements;

•	our ability to maintain adequate disclosure controls and procedures, maintain adequate internal control over financial reporting and file our periodic reports with the SEC on a timely basis;

•	our implementation of a global enterprise system and its performance;

•	the investigations by the SEC and the U.S. Department of Justice, Antitrust Division;

•	compliance with applicable environmental laws and regulations;

•	product liability claims and other liabilities arising out of our business; and

•	other factors, including those described under the caption “Risk Factors” in our periodic reports filed with the SEC.

          Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements contained herein speak only as of the date of this prospectus and the forward-looking statements contained in documents incorporated herein by reference speak only as of the date of the respective documents. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, in each case, except as required by law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          We are a reporting company under the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov, or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

          We also make available free of charge on or through our Internet web site (http://www.terex.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file these materials with the SEC. Except as set forth under “Incorporation of Certain Documents by Reference,” information on our Internet website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut 06880, Attn: Investor Relations Department; Phone: (203) 222-7170; or at our Internet web site.

          We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site as listed above.

v

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on February 28, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed on May 4, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 filed on August 3, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 filed on November 5, 2007;

•	our Definitive Proxy Statement filed on April 4, 2007;

•

our Current Reports on Form 8-K filed on January 16, 2007, February 2, 2007, February 9, 2007, February 13, 2007, February 27, 2007, February 28, 2007, March 8, 2007, April 4, 2007, April 11, 2007, May 10, 2007, May 18, 2007, May 25, 2007, July 13, 2007, July 17, 2007, October 11, 2007 and November 5, 2007; and

•	the description of our common stock on our Registration Statement on Form 8-A filed on February 22, 1991.

          You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Terex Corporation
200 Nyala Farm Road
Westport, Connecticut 06880
Attn: Investor Relations Department
(203) 222-7170

          You may also obtain a copy of these filings from our Internet web site at http://www.terex.com. Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

OUR COMPANY

          Terex is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarrying, mining, shipping, transportation, refining and utility industries. We operate in five reportable segments: (i) Terex Aerial Work Platforms, (ii) Terex Construction, (iii) Terex Cranes, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. We remain focused on delivering products that are reliable, cost-effective and improve our customers’ return on invested capital. Our products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold worldwide.

          Our Company was originally incorporated in Delaware in October 1986 as Terex U.S.A., Inc. We have grown a tremendous amount since that time, achieving $7.6 billion of net sales in 2006, up from $6.2 billion of net sales in 2005.

          We continue to focus on integrating the companies that we have acquired. In the past, our Company operated in a decentralized manner. However, we have increasingly coordinated our operations to improve and streamline our business. We are becoming a more unified operating company, one that combines the strengths of many different people, products and technologies under one global umbrella. We have concentrated on improving our financial reporting and will continue to focus on integrating other aspects of our business as well.

          Our Aerial Work Platforms segment designs, manufactures and markets aerial work platform equipment, telehandlers, light construction equipment and construction trailers. Our Construction segment designs, manufactures and markets heavy construction equipment and compact construction equipment. Our Cranes segment designs, manufactures and markets mobile telescopic cranes, tower cranes, lattice boom crawler cranes, truck mounted cranes (boom trucks) and telescopic container stackers. Our Materials Processing & Mining segment designs, manufactures and markets crushing and screening equipment, hydraulic mining excavators, high capacity surface mining trucks, drilling equipment and other products. Our Roadbuilding, Utility Products and Other segment designs, manufactures and markets asphalt and concrete equipment, landfill compactors, and utility equipment.

          Our principal offices are located at 200 Nyala Farm Road, Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

USE OF PROCEEDS

          Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	For the Year Ended December 31,

(dollars in millions)	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges (1) (2)	11.5x	6.0x	3.4x	2.2x	— (3)	— (3)
Amount of earnings deficiency for coverage of fixed charges	—	—	—	—	$51.5	$55.3

(1)

For purposes of this definition, earnings are defined as income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle excluding minority interest in consolidated subsidiaries and undistributed (income) loss of less than 50% owned investments, plus distributions from less than 50% owned investments and fixed charges. Fixed charges are the sum of interest expense, including debt discount amortization, amortization/writeoff of debt issuance costs and portion of rental expense representative of interest factor.

(2)	There are no shares of preferred stock outstanding.

(3)	Less than 1.0x.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

          This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held. The three sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:

•	our debt securities, which may be senior or subordinated, and the guarantees of the debt securities by one or more of our subsidiaries;

•	warrants to purchase our debt securities, preferred stock, depositary shares and common stock; and

•	our common stock, preferred stock and depositary shares representing fractional shares of our preferred stock.

Prospectus Supplements

          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

          Any applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement.

Legal Ownership of Securities

          Holders of Securities

          Book-Entry Holders. We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

          We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

          As a result, investors of securities in book-entry form will not own these securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see “—Global Securities” below.

          Street Name Holders. Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.

          For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

          Legal Holders. We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

          For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.

          When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

          Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

          What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

          Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

          A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations under “—Special Situations When a Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

          Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

          If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under “—Legal Ownership of Securities—Holders of Securities” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;

•

DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and

•

brokers, banks and other financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

          Special Situations When a Global Security Will Be Terminated. In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Securities—Holders of Securities” above.

          The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

•	if we elect to terminate that global security.

          A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

          We may issue debt securities from time to time in one or more distinct series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Unless otherwise specified in the applicable prospectus supplement the trustee under the indentures will be HSBC Bank USA, National Association. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including whether any series is guaranteed and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities, their indentures and their guarantees, if any, are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities, their indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture) and their guarantees, if any.

          Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Terex Corporation, and, unless otherwise specified in a prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

          The applicable prospectus supplement will set forth the terms of each series of notes, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	if a person other than HSBC Bank USA, National Association is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the trustee the names and addresses of the holders of the debt securities;

•

if other than as set forth in the indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

          This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

          We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

          Debt securities may be guaranteed by one or more of our subsidiaries, if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF THE CAPITAL STOCK

          Our authorized capital stock consists of 350,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. As of September 30, 2007, there were 106,097,570 shares of common stock issued and 102,772,092 shares of common stock outstanding. Of the unissued shares of common stock at that date, 4,004,397 shares were reserved for issuance for the exercise of stock options and the vesting of restricted stock. As of September 30, 2007, there were no shares of preferred stock outstanding.

Common Stock

          The following is a summary of the material terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our restated certificate of incorporation and amended and restated bylaws.

          Each outstanding share of our common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election. Subject to preferences which may be applicable to any outstanding shares of preferred stock, holders of common stock have equal ratable rights to any dividends that may be declared by the board of directors out of legally available funds.

          Holders of our common stock have no conversion, redemption or preemptive rights to subscribe for any of our securities. All outstanding shares of our common stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors and preferences applicable to outstanding shares of preferred stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

          Our restated certificate of incorporation provides that directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director except to the extent otherwise required by Delaware law. Our amended and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law.

          Our amended and restated bylaws provide that our stockholders must provide prior notice for nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders meeting. This provision could be considered an “anti-takeover” provision.

          Our common stock is traded on the New York Stock Exchange under the symbol “TEX.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock and Depositary Shares Representing Fractional Shares of Preferred Stock

          The following describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our restated certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

          Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and any applicable prospectus supplement will describe:

•	the distinctive serial designation and the number of shares;

•

the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•

the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•

whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•

whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•

any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our restated certificate of incorporation.

          The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

          We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock with the amount of the fractional interest to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.

          The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

          The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE SECURITIES WARRANTS

          This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

          We may issue securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.

          If securities warrants for the purchase of senior debt securities or subordinated debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the senior debt securities or subordinated debt securities that can be purchased upon exercise;

•

the designation and terms of any series of senior debt securities or subordinated debt securities with which the securities warrants are being offered and the number of securities warrants offered with each senior debt security or subordinated debt security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the series of senior debt securities or subordinated debt securities;

•

the principal amount of the series of senior debt securities or subordinated debt securities that can be purchased upon exercise and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires; and

•	any other terms of the securities warrants.

          If securities warrants for the purchase of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the securities warrants are exercisable as described under “Description of the Capital Stock – Preferred Stock and Depositary Shares Representing Fractional Shares of Preferred Stock.”

PLAN OF DISTRIBUTION

General

          The Registrants may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

          A prospectus supplement relating to a particular offering of securities may include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

          The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.

Underwriting Compensation

          The Registrants may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from the Registrants or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

          If the Registrants use an underwriter or underwriters in the sale of particular securities, the Registrants will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

          Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from the Registrants and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

          The Registrants may enter agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by the Registrants against various liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

          Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us or our affiliates from time to time in the ordinary course of business.

Delayed Delivery Contracts

          The Registrants may authorize underwriters or other persons acting as its agents to solicit offers by institutions to purchase securities from the Registrants pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the Registrants must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

          If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

          The Registrants make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the Registrants make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

          Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and by Eric I Cohen, Esq., General Counsel of the Company.

EXPERTS

          The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report, which contains an adverse opinion on the effectiveness of internal control over financial reporting, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.